EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
OF PREMIERE GLOBAL SERVICES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Premiere Global Services, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned David E. Trine, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 9, 2009	/s/ David E. Trine

David E. Trine
Chief Financial Officer
Premiere Global Services, Inc.